Exhibit 24




                                POWER OF ATTORNEY

I hereby confirm that I have authorized and designated R. Sean Elliott to execute and file on my behalf all SEC Section 16 forms (including any amendments thereto) that I may be required to file with the United States Securities and Exchange Commission as a result of my position with, or my ownership of or transactions in securities of, CARBO Ceramics Inc. (the "Company"). The authority of such individual under this Statement shall continue for as long as I am required to file such forms, unless earlier terminated by my delivery of a written revocation of this authorization to the Company. I hereby acknowledge that such individual is not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


                                                       /s/ Paul G. Vitek
                                                       ------------------------
                                                       Paul G. Vitek

Dated: January 15, 2008